Exhibit 12(a)(1)

CONSULTING GROUP CAPITAL MARKETS FUNDS

Code of Ethics for Principal Executive and Senior Financial Officers Introduction

I. Covered Officers/Purpose of the Code

This code of ethics (“Code”) for the Consulting Group Capital Markets Funds (“Funds” or “Company”) applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller, as applicable (“Covered Officers”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

•	Compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Administration of Code

An appropriate individual within MSSB is responsible for administration of this Code, including granting pre-approvals
(see Section III below) and waivers (as described in Section VI below), applying this Code in specific situations in which questions are presented under it and interpreting this Code in any particular situation.

III. Covered Officers Should Ethically Handle Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Company.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company. The compliance programs and procedures of the Company and its investment adviser are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code (see Section VII below).

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between a Company and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Company or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and a Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of a Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds’ Board of Trustees (“Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

* * * *

Each Covered Officer must:

•	not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting
(e.g., through fraudulent accounting practices) by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;[1] or

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Company; and

•	not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market affect of such transactions.

•	There are some potential conflict of interest situations that should always be discussed with the Compliance Officer, if material. Examples are as follows:

(1)	service as a trustee on the board of any public or private company;

(2)	any ownership interest in, or any consulting or employment relationship with, any of the Company’s service providers, other than its investment adviser;

(3)	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership; and

[1]	Any activity or relationship that would present a conflict for a Covered Officer would also present a conflict for the Covered Officer if a member of a Covered Officer’s family (spouse, minor children and any account over which a Covered Officer is deemed to have beneficial interest) engages in such an activity or has such a relationship.

(4)	the receipt of any gifts or the conveyance of any value (including entertainment ) from any company with which the Company has current or prospective business dealings, except:

(a)	any non-cash gifts of nominal value (nominal value is less than $100); and

(b)	customary and reasonable meals and entertainment at which the giver is present, such as the occasional business meal or sporting event.

IV. Disclosure and Compliance

Each Covered Officer:

•	should be familiar with his or her responsibilities in connection with the disclosure requirements generally applicable to the Company;

•	should not knowingly misrepresent, or knowingly cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s trustees and auditors, and to governmental regulators and self-regulatory organizations;

•	should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•	is responsible to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V. Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•	annually disclose affiliations and other relationships related to conflicts of interest;

•	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Compliance Officer promptly if he knows of any violation of this Code (failure to do so is itself a violation of this Code).

In rendering decisions and interpretations and in conducting investigations of potential violations under the Code, the Compliance Officer may, at his discretion, consult with such persons as he determines to be appropriate, including, but not limited to, a senior legal officer of the Company or its investment adviser or its affiliates, independent auditors or other consultants, subject to any requirement to seek pre-approval from the Company’s audit committee for the retention of independent auditors to perform permissible non-audit services. The Funds will follow these procedures in investigating and enforcing the Code:

•	the Compliance Officer will take all appropriate action to investigate any potential violation of which he becomes aware;

•	if, after investigation the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

•	any matter that the Compliance Officer believes is a violation will be reported to the Trustees of the Funds who are not “interested persons” as defined in the Investment Company Act the (“Non-interested Trustees”);

•	if the Non-interested Trustees of the Board concur that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

The Compliance Officer shall submit an annual report to the Board describing any waivers granted.

VI. Waivers2

A Covered Officer may request a waiver of any of the provisions of the Code by submitting a written request for such waiver to the Compliance Officer, setting forth the basis of such request and explaining how the waiver would be consistent with the standards of conduct described herein. The Compliance Officer shall review such request and make a determination thereon in writing, which shall be binding.

In determining whether to waive any provisions of this Code, the Compliance Officer shall consider whether the proposed waiver is consistent with honest and ethical conduct and other purposes of this Code.

VII. Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics of the funds and the investment advisers and principal underwriters under Rule 17j-1 of the Investment Company Act and the Citigroup Code of Conduct and Citigroup Statement of Business Practices as well as other policies of the Funds’ investment adviser, sub-advisers or their affiliates are separate requirements applying to the Covered Officers and others, and are not part of this Code.

[2]	For purposes of this Code, Item 2 of Form N-CSR defines “waiver” as “the approval by a Company of a material departure from a provision of the Code” and includes an “implicit waiver,” which means a Company’s failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company.

VIII. Amendments

Any amendments to this Code, other than amendments to Exhibits A, B and C must be approved or ratified by a majority vote of the Board, including a majority of Non-interested Trustees.

IX. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and Company and their respective counsel, counsel to the non-Interested Trustees or independent auditors or other consultants referred to in Section V above.

X. Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

EXHIBIT A

SARBANES-OXLEY ACT CODE OF ETHICS

2011 CERTIFICATION AND ACKNOWLEDGEMENT

FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

OF

CONSULTING GROUP CAPITAL MARKETS FUNDS

(“Funds” or “Company”)

I acknowledge that I have received and read the Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (“Code”), dated August 2011. I fully understand the provisions of the Code as described therein and agree to abide by them.

Signature                                                                           Date

Name (Print)                                                                      Title

EXHIBIT B

SARBANES-OXLEY ACT CODE OF ETHICS

2011 ANNUAL CERTIFICATION

FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

OF

CONSULTING GROUP CAPITAL MARKETS FUNDS

(“Funds” or “Company”)

The purpose of this annual certification is to inform the Boards of Trustees of the Funds that the below named Covered Officer certifies:

That he or she has complied with the requirements of the Sarbanes-Oxley Act Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (“Code”) dated August 2011, during the last complete calendar year (or part of such year) I was subject to the Code.

Name:

Title:

Date:

EXHIBIT C

SARBANES-OXLEY ACT ANNUAL CODE OF ETHICS CERTIFICATION

2011 ANNUAL DISCLOSURE OF AFFILIATIONS

FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

OF

CONSULTING GROUP CAPITAL MARKETS FUNDS

(“Funds” or “Company”)

PERSONAL INFORMATION

1. Name:

2. List your principal occupation(s) and other positions at the present time and during the past five years.

•	Include employment positions, official positions and directorships (include public and privately-held companies as well as non-profit companies).

•	Include the starting and ending dates (month and year) of each position.

•	If not evident from the employer’s name, include a brief description of the nature of the company’s business.

•	Identify those companies that are potential “affiliates” of the Funds. A list of companies that might be considered Fund affiliates is included in Appendix B.

•	If you hold the same position with multiple investment companies within the same “fund complex,” (e.g., Morgan Stanley Funds) identify the “fund complex” and provide the number of registered investment companies for which the position(s) are held rather than listing each separately. You may refer to the Officer listing in Appendix E, if the Appendix E information is correct.

Occupation/ Position	Employer/ Company	Dates (Mo/Yr to Mo/Yr)	Nature of Business	Affiliate of the Funds? (Y/N)

3. During the past five years, have you or has any “immediate family member”(defined at the end of the disclosure document) held any other position (not described above) with the Funds listed in Appendix A, any potential affiliate of the Funds (in Appendix B), any investment adviser, sponsoring insurance company, principal underwriter or transfer agent (in Appendix C), any “control person” of the investment adviser or principal underwriter (in Appendix D), a sub-adviser to the Funds (in Appendix G) or any investment company having the same investment adviser or principal underwriter or investment adviser or principal underwriter that is a “control person” of the investment adviser or principal underwriter of the Funds?

☐    Yes                         ☐    No

a.	Are you the parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships) of any person who has held a position as an officer, director, employee, partner or copartner of any entity listed in Question 3.a, above?

☐    Yes                         ☐    No

b.	Do you own, control, or hold with power to vote, 5% or more of the outstanding voting securities of any entity listed in Question 3.a, above including a sub-adviser to the Funds?

☐    Yes                         ☐     No

c.	Are you the parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships) of any person who owns, controls, or holds with power to vote, 5% or more of the outstanding voting securities of any entity listed in Question 3.a, above?

☐    Yes                         ☐    No

If you answered “yes” to 3.a, b, c or d, describe the persons involved and the reason you answered in the affirmative.

4.	During the past five years, have you or has any “immediate family member” served as a trustee, officer, partner or employee of a) any investment company other than the Funds or another investment company identified in response to question 2 or b) any hedge fund or unregistered investment company?

☐    Yes                         ☐    No

If yes, describe the position, the company and the dates of service:

Occupation/ Position	Employer/ Company	Dates (Mo/Yr to Mo/Yr)	Nature of Business	Affiliate of the Funds? (Y/N)

5. Are you or is any “immediate family member” currently an officer, director, partner, co-partner or employee of, or do you otherwise “control,” any public or private company that you have not identified above?

☐    Yes                         ☐    No

If yes, list each company and indicate the nature of the business in which the company is engaged:

RELATIONSHIP WITH FUNDS

6.	For the last two calendar years, did you or any “immediate family member”:

a.	accept any consulting, advisory or other compensatory fee from any Fund listed in Appendix A (other than in your capacity as a member of the board of trustees, the audit committee or any other board committee)?

b.	have a material direct or indirect interest (exceeding $60,000 in the aggregate) in any business transaction or proposed transaction in which any Fund listed in Appendix A or officer of the Funds listed in Appendix E was a party?

•	Transactions include loans, advisory and brokerage accounts, lines of credit and other indebtedness.

•	Exclude routine, retail transactions unless you received special treatment.

•	Treat interests of your “affiliates” and “associates” as your interests.

•	You are not deemed to have a material direct or indirect interest in a transaction if the interest arises only from: your position as a director of a corporation or organization (other than a partnership) which is a party to the transaction; ownership by you or an “immediate family member,” in the aggregate, of less than a 10% equity interest in a person (other than a partnership) which is a party to the transaction; or both such position and ownership; or a position as a limited partner in a partnership in which you and a member of your family have an interest of less than 10%.

☐    Yes                         ☐    No

c.	have any direct or indirect material business or professional relationship (exceeding $60,000 in the aggregate) with any Fund listed in Appendix A or officer of the Funds listed in Appendix E?

Relationships include payments for property or services, provision of legal services, provision of investment banking services or similar consulting relationships.

Exclude routine, retail relationships unless you received special treatment.

☐    Yes                         ☐    No

d.	have any direct or indirect relationship with any Fund listed in Appendix A, the terms and conditions of which are not comparable to those that would have been negotiated at “arms-length” in similar circumstances?

☐    Yes                         ☐    No

If you answered “yes” to question 6.a, 6.b, 6.c or 6.d, please identify the person and their relationship to you, describe the transaction or relationship, the amount involved and, where practicable, the amount of such person’s interest:

7.	Do you have any:

a.	direct or indirect financial interest in the operation of the distribution plan (Rule 12b-1 plan) or related agreements of any Fund listed in Appendix A for which you serve as an officer?

☐    Yes                         ☐    No

b.	material interest in any transaction or proposed transaction with any person receiving payments from the distribution plan as listed in Appendix F?

☐    Yes                         ☐     No

If you answered “yes” to question 7.a or 7.b, please identify in detail the interest or transaction, the date, the parties involved and the amount of business involved:

8. Are you related to any trustee or officer of the Funds, or nominee to become a trustee listed in Appendix E? (Include relationships by blood, marriage, adoption, and no more remote than first cousin.)

☐    Yes                         ☐    No

If yes, please identify the person and the relationship:

RELATIONSHIP WITH THE ADVISER AND RELATED COMPANIES

9.	Provide information as of the end of the most recently ended calendar year.

a.	Did you or any “immediate family member” have a material direct or indirect interest (exceeding $60,000 in the aggregate) in any business transaction or proposed transaction in which the investment adviser, principal underwriter, or sponsoring insurance company (listed in Appendix C), any “control person” of such entities (listed in Appendix D), or certain other investment companies or their officers (as described below), is or was a party?

•	Transactions include loans, advisory or brokerage accounts, lines of credit and other indebtedness.

•	Exclude routine, retail transactions unless you receive special treatment.

•	Treat interests of your “affiliates” and “associates” as your interests.

•	For purposes of this question, the scope of persons that are considered “immediate family members” is expanded to include: a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law.

•	You are not deemed to have a material direct or indirect interest in a transaction if the interest arises only from: your position as a director of a corporation or organization (other than a partnership) which is a party to the transaction; ownership by you or an “immediate family member”, in the aggregate, of less than a 10% equity interest in a person (other than a partnership) which is a party to the transaction; both such position and ownership; or a position as a limited partner in a partnership in which you and a member of your family have an interest of less than 10%.

•	Include transactions involving any other investment company (including a hedge fund or unregistered investment company) having the same investment adviser, principal underwriter or sponsoring insurance company as the Funds or having an investment adviser, principal underwriter or sponsoring insurance company that is a “control person” of the investment adviser, principal underwriter or sponsoring insurance company of the Funds [listed in Appendix C or any officers of any of the foregoing entities (listed in Appendix E)].

•	Provide information for the period January 1, 20 through December 31, 20 .

☐    Yes             ☐    No

b.	Did you or any “immediate family member” have any direct or indirect business relationships (exceeding $60,000 in the aggregate) with the investment adviser, principal underwriter, or sponsoring insurance company (listed in Appendix C), any “control person” of such entities (listed in Appendix D), or certain other investment companies or their officers (as described below)?

•	Do not include your service as a trustee of the Funds or ownership of shares of the Fund.

•	Exclude routine, retail relationships unless you received special treatment.

•	Include transactions involving any other investment company (including a hedge fund or unregistered investment company) having the same investment adviser, principal underwriter or sponsoring insurance company as the Funds or having an investment adviser, principal underwriter or sponsoring insurance company that is a “control person” of the investment adviser, principal underwriter or sponsoring insurance company of the Funds (listed in Appendix C) or any officers of any of the foregoing entities (that may be listed in Appendix E).

•	Provide information for the period January 1, 20 through December 31, 20 .

☐    Yes             ☐    No

c.	Did you or any “immediate family member” have any other direct or indirect interest (exceeding $60,000 in the aggregate) in the adviser, principal underwriter or sponsoring insurance company (as listed in Appendix C) or any “control person” of such entity (as listed in Appendix D)? ☐ Yes ☐ No

•	If Yes, provide information for the past five years.

You may have an interest in a company if you are a party to a contract, arrangement or understanding with respect to any securities of, or interest in, the company.

Include those interests for which you are designated as trustee, executor or guardian of any legal interest in any security issued by the adviser, principal underwriter, or by any controlling persons of such investment adviser or principal underwriter.

d.	Did you or any “immediate family member” have any direct or indirect relationship with the investment adviser, principal underwriter or sponsoring insurance company the terms and conditions of which are not comparable to those that would have been negotiated at “arms-length” in similar circumstances?

☐    Yes            ☐    No

If you answered “yes” to any part of question 9, please identify the person and their relationship to you, describe the relevant transaction or relationship, the amount involved and, where practicable, the amount of such person’s interest:

10.	Since the period January 1 through December 31, 20 , have you or any of your “immediate family members” purchased or sold, or had a contract to purchase or sell securities of the adviser, its parent, or subsidiaries of either as listed in Appendix C?

☐    Yes                         ☐    No

If yes, provide the names of the parties, the amount and terms of payment, and agreements, if any, with respect to composition of the board or the selection of officers:

OTHER RELATIONSHIPS

11.	Do you have any business relationship with Deloitte & Touche LLP or any entity affiliated therewith?

☐    Yes                         ☐    No

If yes, please explain:

12.	Do you currently serve as an officer, director or employee of a national or state bank, bank holding company, savings bank, savings and loan association, trust company or other similar banking institution or any receiver, conservator or liquidating agent of any bank (together with its affiliates and subsidiaries)?

☐    Yes                         ☐    No

If yes, please identify the banking institution and your position:

13.	Do you or does an “immediate family member” currently own (or hold with power to vote) 5% or more of the voting securities of any entity (including any public company, business trust or partnership) that provides services to the Funds?

☐    Yes                         ☐    No

If yes, please give details:

14.	Since January 1, 201 , have you served on a board of trustees of a company where you are or were, or an “immediate family member” is or was, an officer?

☐    Yes                         ☐    No

If yes, identify the company where the officer serves or served as a trustee, that individual and his/her period of service as a trustee, the person (you or your “immediate family member”) who is or was an officer of that company, the office held and the period of service:

15.	Are you aware of any other matters (including transactions, arrangements or relationships) that are not otherwise addressed by this disclosure form, which you believe might give rise to actual or apparent conflicts of interest between your personal and professional relationships?

☐    Yes                         ☐    No

If yes, explain:

The foregoing answers are correctly stated to the best of my knowledge, information and belief.

                                         /signed

                             /dated

DEFINITIONS

Affiliate

•	An entity is your “affiliate” if you or a member of your family: directly or indirectly through one or more intermediaries own or control 5% or more of the voting securities of the entity; or “control,” are “controlled” by, or are under common “control” with the entity.

•	Entities that are “affiliates” of the Funds are listed in Appendix B.

Associate

An “associate” is:

•	a corporation or organization (other than the Funds) of which you are an officer or partner;

•	a corporation or organization (other than the Funds) of which you are directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

•	a trust or estate in which you have a substantial beneficial interest or for which you serve as trustee or in a similar capacity;

•	your spouse or any relative, including a relative of your spouse, who resides with you or who is a trustee or officer of the Funds.

Beneficial Ownership

Unless otherwise specified in this disclosure form, “beneficial ownership” of shares of the Funds occurs if, directly or indirectly, through any contract, arrangement, understanding or relationship you have or share the opportunity to profit from the shares. Indirect ownership includes a partnership interest, trustee of a trust, beneficiary of a trust if the beneficiary has or shares investment control, settlor of a trust that retains sole rights to revoke the trust, and ownership by your “immediate family member” who shares the same household.

For purposes of this definition only, “immediate family member” is defined to include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and adoptive relationships.

Control

“Control” means the power to exercise a controlling influence over the management or policies of a company, whether by stock ownership, contract or otherwise, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control the company.

Control Person

A “control person” is any person (other than an investment company) directly or indirectly controlling, controlled by, or under common control with another person.

Fund Complex

“Fund complex” means two or more funds that (1) hold themselves out to investors as related companies for purposes of investment and investor services; or (2) have a common investment adviser or an investment adviser that is an affiliated person of the investment adviser of any of the other funds.

Immediate Family Members

Unless otherwise specified in this disclosure form, “immediate family members” include your spouse, children residing in your home (including step and adoptive children) and any other person that you claim as a dependent on your federal income tax return.

Material

Material matters are those to which there is substantial likelihood that a reasonable investor would attach importance in making an investment decision. If you are in doubt as to whether an occurrence or a transaction with the Funds is or is not material, you should report it.

Officer

An “officer” or “executive officer” is the president, secretary, controller (principal accounting officer), treasurer (principal financial officer), vice president in charge of sales, administration or finance, or any other person who performs similar policymaking functions. Officers of the entities relevant to this disclosure form are listed in Appendix E.

Person

“Person” means a natural person or an artificial entity such as a corporation, partnership, trust or unincorporated association.

Principal Underwriter

A “principal underwriter” is any underwriter who, in connection with a primary distribution of securities:

has entered into a contract with the issuer or an affiliate; acting alone or with others initiates or directs the formation of an underwriting syndicate; or

is allowed a rate of gross commission, spread, or other profit greater than the rate allowed another underwriter participating in the distribution.

Sponsoring Insurance Company

A “sponsoring insurance company” of a fund that is a separate account means the insurance company that establishes and maintains the separate account and owns the assets of the separate account.

Appendix A

APPENDIX A TO EXHIBIT C

Appendix B

Potential Affiliates of the Fund*

*This list does not serve as an admission that the Funds’ company considers all of these “affiliates.”

Appendix C

Appendix D

Persons Controlling, Controlled by or Under Common Control with the Investment Adviser, Principal Underwriter, Sponsoring Insurance Company

Investment Adviser & Principal Underwriter

See “Exhibit C” for a list of relevant companies controlling, controlled by or under common control with the funds’ investment adviser and principal underwriter.

Investment Sub-adviser

See “Exhibit G” for a list of companies controlling, controlled by or under common control with a Funds’ investment sub-adviser

Appendix E

Trustees

Officers of the Funds, Investment Adviser, Principal Underwriter And Their Control Persons

Also consider any person who is an officer of the Funds or any other Citigroup affiliated entity with whom you may have any direct or indirect material business or professional relationship.

See next page and following for list of Funds’ officers and positions held.

Appendix E

Officers

Appendix F

Persons Receiving Payments Under the Funds’ Distribution Plan

EXHIBIT G

List of Sub-advisers to the Funds and their affiliates to the best of our knowledge: